Exhibit 5.1

November 20, 2017

Strayer Education, Inc.

2303 Dulles Station Boulevard

Herndon, Virginia 20171

Re:                             Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Maryland counsel to Strayer Education, Inc., a Maryland corporation (the “Company”), in connection with the registration of up to 10,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be issued by the Company in connection with the merger of Sarg Sub Inc., a Minnesota corporation (“Merger Sub”) and a wholly-owned subsidiary of the Company, with and into Capella Education Company, a Minnesota corporation (“Capella”), pursuant to the Agreement and Plan of Merger, dated as of October 29, 2017 (the “Merger Agreement”), by and among the Company, Merger Sub and Capella.  The Shares are covered by the Registration Statement on Form S-4 (including the form of joint proxy statement/prospectus that is a part thereof, the “Registration Statement”) as filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined the Registration Statement, including certain of the exhibits thereto, and various other documents, corporate records, laws and regulations as we have deemed necessary for the purposes of giving the opinions set forth in this opinion letter.  Among the exhibits to the Registration Statement is a proposed form of articles of amendment and restatement of the Company (the “Amended Charter”).  We have examined the Amended Charter, which has been advised by the Company’s board of directors and will be submitted to the Company’s stockholders for their consideration.  In expressing the opinions set forth herein, we have assumed that, prior to the issuance of any of the Shares, the Amended Charter will be approved by the affirmative vote of a majority of all the votes entitled to be cast by the Company’s stockholders and that the Amended Charter will be filed with, and accepted for record by, the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”).

Based upon that examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.                                      The Company is a corporation duly incorporated and validly existing as a corporation under the laws of the State of Maryland and is in good standing with the SDAT.

2.                                      The issuance of the Shares has been duly authorized and, upon the issuance and delivery of the Shares in the manner contemplated by the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

In giving the opinions set forth herein, we have made the following assumptions:

(a)                                 (i) All documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform to the original documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) all natural persons who executed any of the documents that were reviewed by us had legal capacity at the time of such execution and (v) all public records reviewed by us or on our behalf are accurate and complete.

(b)                                 At the time of issuance of any of the Shares, the Company will have a sufficient number of authorized but unissued shares of Common Stock pursuant to its charter for the issuance.

(c)                                  At the time of issuance of any of the Shares, the Company will be in good standing under the laws of the State of Maryland.

We have relied as to certain factual matters on information obtained from public officials and officers of the Company.  In giving our opinion set forth in numbered opinion paragraph 1 above, our opinion is based solely on a certificate issued by the SDAT on November 17, 2017, to the effect that, among other things, the Company is duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing.

Our opinions expressed herein are limited to the laws of the State of Maryland, except that we express no opinion with respect to the blue sky or other securities laws or regulations of the State of Maryland.  We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Maryland.  The opinions expressed herein are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the proxy statement/prospectus that is part of the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ J.W. Thompson Webb
Principal